Exhibit 99.1

FOR IMMEDIATE RELEASE

Pardes Biosciences Debuts as a Publicly Traded Company Focused on Oral Antiviral Therapies to Potentially Treat and Prevent COVID-19

Ongoing Phase I trial shows potential for stand-alone, unboosted agent against COVID-19

Gross proceeds made available to Pardes Biosciences from transaction totaled approximately $274 million, combining approximately $199 million of funds held in FS Development Corp. II’s trust account and concurrent PIPE financing of $75 million

Business combination transaction with FS Development Corp. II, a special purpose acquisition company sponsored by Foresite Capital, completed on December 23, 2021

Combined company renamed Pardes Biosciences, Inc.

Common stock commences trading today under ticker symbol “PRDS” on the Nasdaq Global Market

CARLSBAD and BERKELEY, Calif. December 27, 2021– Pardes Biosciences, Inc., a clinical-stage biopharmaceutical company developing PBI-0451 as a novel direct-acting, oral antiviral drug candidate designed to treat SARS-CoV-2 infections, today announced the completion of its business combination with FS Development Corp. II (Nasdaq: FSII), a special purpose acquisition company (SPAC) sponsored by Foresite Capital. Pardes Biosciences, Inc., the resulting combined company, will commence trading its shares Monday, December 27th on the Nasdaq Global Market under the symbol “PRDS.” Gross proceeds made available to Pardes Biosciences from this transaction totaled approximately $274 million, which included funds held in FSII’s trust account and the concurrent private investment in public equity (PIPE) financing. The shareholders of FSII approved the transaction on December 23, 2021. The transaction was previously approved by Pardes Biosciences’ shareholders. Pardes Biosciences’ management team will continue to be led by Chief Executive Officer Uri A. Lopatin, M.D.

“We founded Pardes Biosciences in early 2020 to help solve pandemic-sized problems, starting with COVID-19,” said Uri A. Lopatin, M.D., Chief Executive Officer of Pardes Biosciences. “Our team is working urgently to develop PBI-0451, our lead oral antiviral drug candidate currently in a Phase I trial, for the treatment and prevention of SARS-CoV-2 infections and are humbled by the potential to contribute a therapy to one of the most pressing public health crises of our time, with the opportunity to help patients globally. As we enter this next step as a publicly traded company, we look forward to continuing our work at the forefront of this pandemic.”

Pardes Biosciences protease inhibitor, PBI-0451, is currently in Phase I clinical study with early results showing potential for an unboosted oral regimen against COVID-19. Top-line results of Phase I data are expected to be reported in Q1 2022.

“We strongly believe in the potential of oral antiviral therapies and the role they will play in addressing both the current pandemic as well as future global health challenges, and believe Pardes is well positioned to help lead the industry towards a post pandemic future,” said Jim Tananbaum, M.D., Chief Executive Officer of Foresite Capital and President and Chief Executive Officer of FS Development Corp. II who will continue as a director for Pardes. “We look forward to Pardes’ continued growth as the company embarks on this next chapter.”

Summary of Transaction

On June 29, 2021, Pardes Biosciences, a privately held biotechnology company, entered into a definitive business combination agreement with FS Development Corp. II, a SPAC sponsored by Foresite Capital, that was created for the purpose of entering into a business combination with a biopharmaceutical company.

As a result of the business combination, Pardes Biosciences received gross proceeds of approximately $274 million, prior to transaction expenses, which includes cash proceeds of approximately $199 million from FSII’s trust account (after redemptions of approximately $2.4 million) and $75 million from PIPE investors led by Foresite Capital, an affiliate of FS Development Corp. II, RA Capital Management, Frazier Life Sciences, funds and accounts advised by T. Rowe Price Associates, Inc., GMF Capital LLC, EcoR1 Capital, Monashee Investment Management LLC, as well as strategic investor, Gilead Sciences.

The description of the business combination contained herein is only a high-level summary and is qualified in its entirety by reference to the underlying documents filed with the U.S. Securities and Exchange Commission. A more detailed description of the terms of the transaction has been provided in a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission by FS Development Corp. II.

Advisors

Jefferies LLC and SVB Leerink acted as co-lead private placement agents for, and financial and capital markets advisor to, FS Development Corp. II. Goodwin Procter LLP acted as legal counsel to Pardes Biosciences. White & Case LLP acted as legal counsel to FS Development Corp. II.

About Pardes Biosciences, Inc.

Pardes Biosciences is a clinical-stage biopharmaceutical company created by and for this moment to help solve pandemic-sized problems, starting with COVID-19. We are applying modern reversible-covalent chemistry as a starting point to discover and develop novel oral drug candidates while reimagining the patient journey to access these medicines. The company’s lead product candidate, PBI-0451, is being developed as a direct-acting, oral antiviral drug to treat and prevent SARS-CoV-2 infections, the virus responsible for COVID-19. Pardes Biosciences is on a mission to stop a pandemic and start a movement so patients everywhere can get well sooner. For more information, please visit www.pardesbio.com.

About PBI-0451

PBI-0451 is an investigational orally bioavailable direct-acting antiviral (DAA) inhibitor of the main protease (Mpro), an essential protein required for the replication of coronaviruses, including the novel SARS-CoV-2 that causes COVID-19. This protease is highly similar across all coronaviruses, including known and emerging coronavirus variants. PBI-0451 is being developed as a direct-acting, oral antiviral drug candidate for the treatment and prevention of SARS-CoV-2 infection and associated diseases.

Pardes BiosciencesTM is a trademark of Pardes Biosciences, Inc.

Forward-Looking Statements

The information in this press release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to materially differ. In some cases, you can identify forward-looking statements by the use of words, such as “will”, “expect”, “plan”, “intend”, “designed” or “potential” or the negative of these terms or other comparable terminology. Forward-looking statements in this press release include, but are not limited to, statements regarding the advancement of our product candidate, PBI-0451, and statements about the potential attributes and benefits of Pardes Biosciences’ product candidates and the role of oral antivirals in addressing the pandemic and future pandemics. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, the risks inherent in drug discovery and development, including design, conduct, timing and results of clinical trials and interactions with regulatory authorities, the ability of Pardes Biosciences to finance our programs, development of competing therapeutic treatments for COVID-19 on Pardes Biosciences’ business, Pardes Biosciences’ ability to obtain and maintain intellectual property protection for Pardes Biosciences’ products and technologies, issued patents could be found invalid or unenforceable if challenged in court or the USPTO and/or other risks and uncertainties, including those included under the header “Risk Factors” in the final registration statement/prospectus filed with the SEC for our recently completed business combination . Most of these factors are outside of Pardes’ control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. Except as required by applicable law, Pardes Biosciences assumes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:

ir@pardesbio.com

Laurence Watts

Gilmartin Group

(619) 916-7620

laurence@gilmartinir.com

Stephen Jasper

Gilmartin Group

(858) 525-2047

stephen@gilmartinir.com

Media Contact:

Sophia Patel

Pardes Biosciences

(415) 306-1776

media@pardesbio.com